UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2017

LIBERATED SYNDICATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-209599	47-5224851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5001 Baum Boulevard, Pittsburgh, PA	15213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 621-0902

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into Material Definitive Agreement

On December 27, 2017, Liberated Syndication, Inc. (the “Company”) entered into and consummated a share purchase agreement (the “Share Purchase Agreement”) with Kevin Martin (“Seller”), pursuant to which the Company acquired all the outstanding capital stock of pair Networks, Inc., a Pennsylvania corporation (“pair Networks”), in exchange for consideration of $16,063,778, consisting of $13,563,788 in cash, $4,190,461 of which was used to pay pair Network’s net debt and transaction expenses), and $2,500,000 million in stock, consisting of 1,579,613 shares of the Company’s common stock, par value $0.001 per share. The value of the shares of the Company’s common stock issued as share consideration was based on the average closing daily price per share of the Company’s common stock in the OTCQB® Venture Market for each of the 30 trading days ending on the day immediately preceding the date of the Share Purchase Agreement. Pursuant to the Share Purchase Agreement, $1.0 million of the share portion of the consideration, based on the average price, was placed into an escrow account to serve as security for the indemnification obligations of Seller for the benefit of the Company.

The foregoing description of the Share Purchase Agreement is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which is incorporated herein by reference and is filed as Exhibit 2.1 to this Form 8-K.

On December 27, 2017, the Company entered into a loan agreement (the “Loan Agreement”) among the Company, Webmayhem, Inc., a Pennsylvania corporation and a wholly-owned subsidiary of the Company (“Webmayhem”), and pair Networks (pair Networks, together with Libsyn and Webmayhem, the “Borrowers”), and First Commonwealth Bank, a Pennsylvania bank and trust company (the “Bank”).

The Loan Agreement provides for: (i) a revolving credit facility pursuant to which the Borrowers may borrow up an aggregate principal amount not to exceed $2,000,000 (the “Revolving Credit Facility”); and (ii) a term loan in a principal amount equal to $8,000,000 (the “Term Loan” and, together with the Revolving Credit Facility, the “Facility”). A portion of the Revolving Credit Facility, up to $500,000, may be used for standby letters of credit for the account of any of the Borrowers.

The Term Loan is repayable in quarterly installments of $400,000 commencing on March 30, 2018 and on the last day of each June, September, December and March thereafter, through and including September 30, 2022. Accrued interest is payable in arrears not less frequently than quarterly. The remaining unpaid principal balance of the Term Loan, together with accrued interest thereon, is due and payable in full on December 27, 2022.

The Borrowers have granted the Bank a blanket security interest in their respective assets, and the Company has pledged the stock of Webmayhem and pair Networks to the Bank, as security for their obligations under the Loan Agreement.

Borrowings under the Facility are at variable rates which are, at the borrowers’ option, tied to LIBOR (London Interbank Offered Rate) plus an applicable rate or a prime rate. Interest rates are subject to change based on the borrowers’ combined cash balances. The Facility contains covenants that may have the effect of limiting the ability of the borrowers to, among other things, merge with or acquire other entities, enter into a transaction resulting in a change in control, create certain new liens, incur certain additional indebtedness, engage in certain transactions with affiliates, engage in new lines of business or sell a substantial part of its assets. The Facility also requires the borrowers to maintain certain consolidated fixed charge coverage ratios and minimum liquidity balances.

The Facility also contains customary events of default, including (but not limited to) default in the payment of principal or, following an applicable grace period, interest, breaches of the Company’s covenants or warranties under the Facility, payment default or acceleration of certain indebtedness of the Company or any subsidiary, certain events of bankruptcy, insolvency or liquidation involving the Company or its subsidiaries, certain judgments or uninsured losses, changes in control and certain liabilities related to ERISA based plans.

On December 27, 2017, the Company drew $10,000,000 under the Facility to finance a portion of the cash consideration payable to the Seller pursuant to the Share Purchase Agreement described under Item 1.01 above.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement, which is incorporated herein by reference and is filed as Exhibit 10.1 to this Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets

As described above in Item 1.01, which information is incorporated in this Item 2.01 by reference, on December 27, 2017, the Company entered into the Share Purchase Agreement and acquired all the outstanding capital stock of pair Networks.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, which information is incorporated in this Item 2.03 by reference, on December 27, 2017, the Company entered into the Facility.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01, in connection with the Share Purchase Agreement, the Company issued 1,579,613 shares of common stock to Seller. The issuance of the shares was in reliance on the exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The shares sold are subject to transfer restrictions, and the certificates evidencing the shares contain an appropriate legend stating that such shares have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 8.01 Other Events

On January 3, 2018, the Company issued a press release announcing that it completed its acquisition of pair Networks. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits .

(a) Financial Statements of Business Acquired.

The Company will file the financial statements required to be filed by this Item 9.01(a) not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Company will file the financial statements required to be filed by this Item 9.01(b) not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
2.1	Share Purchase Agreement, dated December 27, 2017, between Liberated Syndication, Inc. and Kevin Martin.*

10.1	Loan Agreement, dated December 27, 2017, among Liberated Syndication, Inc., Webmayhem, Inc., and pair Networks, Inc. and First Commonwealth Bank.

99.1	Auditors Opinion and pair Networks, Inc. and Subsidiary Consolidated Financial Statements

99.2	Liberated Syndication Inc. and Subsidiaries and pair Networks Inc. and Subsidiaries, Unaudited pro forma combined consolidated financial information.

99.3	Press Release dated January 3, 2018.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Liberated Syndication, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATED SYNDICATION, INC.

January 3, 2018	By:	/s/ John Busshaus
John Busshaus
Chief Financial Officer

LIBERATED SYNDICATION, INC.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Purchase Agreement, dated December 27, 2017, between Liberated Syndication, Inc. and Kevin Martin.*

10.1	Loan Agreement, dated December 27, 2017, among Liberated Syndication, Inc., Webmayhem, Inc., and pair Networks, Inc. and First Commonwealth Bank.

99.1	Auditors Opinion and pair Networks, Inc. and Subsidiary Consolidated Financial Statements

99.2	Liberated Syndication Inc. and Subsidiaries and pair Networks Inc. and Subsidiaries, Unaudited pro forma combined consolidated financial information

99.3	Press Release dated January 3, 2018.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Liberated Syndication, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

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